UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2006 (June 5, 2006)

HALLADOR PETROLEUM COMPANY
(Exact Name of Registrant as specified in Charter)

0-14731
(Commission File Number)

Colorado	84-1014610
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado	80264-2701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01 - Other Events

On June 1, 2006, we signed a Letter of Intent to purchase membership interests in Sunrise Coal, LLC, an Indiana limited liability company ("Sunrise").   Following the proposed acquisition, we would hold a majority of the voting membership interests in Sunrise and would appoint three members to a five member management committee. This letter of intent replaces the letter of intent we signed with Sunrise in January 5, 2006 which would have resulted in Sunrise becoming a wholly-owned subsidiary of Hallador. Sunrise is continuing the development of its Carlisle Mine, with production scheduled to begin in early 2007. Sunrise has advised us that it will discontinue mining operations at its Howesville Mine on June 10, 2006.

On June 1, 2006, we agreed to lend Sunrise up to $5,000,000 to allow Sunrise to continue development of the Carlisle Mine. The $5,000,000 will be converted into membership units in Sunrise upon the closing of our proposed acquisition of membership interests in Sunrise.

The Letter of Intent as executed by both parties  and the Promissory Note as executed are attached hereto as Exhibits.

Item 9.01 - Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits - The following exhibits are filed hereto.

99.1 -  Letter of Intent dated June 1, 2006 by and between Hallador Petroleum Company and Sunrise Coal, LLC

99.13 -Promissory Note dated June 1, 2006 by and between Sunrise Coal, LLC (Borrower) and Hallador Petroleum Company (Lender)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR PETROLEUM COMPANY

Date: June 5, 2006	By: /s/ Victor P. Stabio
Victor P. Stabio
Chief Executive Officer and President